Exhibit 21
MasTec, Inc.
AFFILIATED ENTITIES
January 2006

NORTH AMERICA

Church & Tower, Inc.(FL)	(100% owned by MasTec, Inc.)

Integral Power & Telecommunications Incorporated	(100% owned by Phasecom Systems, Inc.)
(Canadian)

MasTec Asset Management Company, Inc. (NV)	(100% owned by MasTec, Inc)

MasTec Contracting Company, Inc. (NV)	(100% owned by MasTec, Inc)

MasTec Minnesota SW, LLC (NV)	(100% MasTec Services Company, Inc.)

MasTec North America, Inc. (FL)	(100% owned by MasTec, Inc.)

MasTec North America AC, LLC (FL)	(Sole member — MasTec North America, Inc.)

MasTec Services Company, Inc. (FL)
f/k/a Central America Construction, Inc.	(100% owned by MasTec, Inc.)
MasTec Minnesota SW, LLC (NV)	(100% MasTec Services Company, Inc.)

Phasecom Systems Inc. (Canadian)	(100% owned by MasTec, Inc.)

S.S.S. Construction, Inc. (MN)	(100% owned by MasTec, Inc.)

Globetec Construction, LLC (Florida)	(51% owned by MasTec North America, Inc.)

M & J Cable TV Contractor, Inc. (IL)	(49% owned by MasTec North America, Inc.)

Direct Star TV LLC (NC)	(49% owned by MasTec, Inc.)

Holding Companies

MasTec FC, Inc. (NV)	(100 % owned by MasTec, Inc.)

Stackhouse Real Estate Holdings, Inc.	(100% owned by MasTec North America, Inc.)
f/k/a H-W Acquisition II, Inc. (DE)

MasTec of Texas, Inc. (TX)	(100% owned by MasTec, Inc.)

MasTec TC, Inc. (NV)	(100% owned by MasTec, Inc.)

INTERNATIONAL

Latin America

Aidco de Mexico, S.A. de C.V. (Mex.)	(98% owned by MasTec, Inc.)
(2% owned by MasTec International Holdings, Inc.)
MasTec Latin America, Inc. (DE)	(100% owned by MasTec, Inc.)

Acietel Mexicana, S.A. (Mex.)	(99% owned by Dresser Acquisition Company)
(1% owned by MasTec International Holdings, Inc.)

MasTec Brasil S/A (Brazil)	(88% owned by MasTec Latin America, Inc.)
CIDE Engenharia, Ltda. (Brazil)	(100% owned by MasTec Brasil S/A)

Mastec Participações Do Brasil LTDA	(100% owned by MasTec, Inc.)

MasTelecom Europe I APS (Denmark)	(100% owned by MasTec, Inc.)

MasTelecom Europe II BV (Netherlands)	(100% owned by MasTelecom Europe I APS)

MasTelecom S. DE R.L. DE C.V	(100% owned by MasTelecom Europe II BV)
(Mexico)

Pantel Inversiones de Venezuela, CA	(100% owned by MasTec Venezuela, Inc.)
(Venezuela)
Burntel Telecommunications, C.A.	(50% owned by Pantel Inversiones)

Holding Companies

MasTec Brazil, Inc. (FL)	(100% owned by MasTec, Inc.)
MasTec Brazil II, Inc. (FL)	(100% owned by MasTec, Inc.)

MasTec Venezuela, Inc. (FL)	(100% owned by MasTec, Inc.)

MasTec Spain, Inc. (FL)	(100% owned by MasTec, Inc.)